UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2015

SIENTRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36709	20-5551000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of Principal Executive Offices and Zip Code)

(805) 562-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

The 2015 Annual General Meeting of Stockholders (the “Annual Meeting”) of Sientra, Inc. (the “Company”) was held on June 26, 2015. As of April 27, 2015, the record date for the Annual Meeting, 14,926,212 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Director

The Company’s stockholders elected Jeffrey Nugent, the one nominee for Class I director, to serve on the Company’s Board of Directors until the Company’s 2018 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The final voting results are as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Jeffrey Nugent	12,759,909	7,232	225	293,457

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,773,682	285,369	1,772	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIENTRA, INC.

Dated: June 29, 2015	By:	/s/ Joel Smith
Joel Smith
General Counsel, Secretary and Chief Compliance Officer

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